SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                        December 28, 2001
                          Date of Report
                (Date of Earliest Event Reported)

                       BENNION CORPORATION
      (Exact Name of Registrant as Specified in its Charter)

                      476 East South Temple
                            Suite 440
                    Salt Lake City, Utah 84111

             (Address of principal executive offices)

                          (801) 323-2395
                  Registrant's telephone number

        NEVADA                       0-30245            87-0617040
(State of Incorporation)  (Commission File Number)     (I.R.S. Employer
                                                       Identification No.)





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ITEM 5: OTHER EVENTS

     On December 10, 2001 the Board of Directors held a special meeting authorizing a two-for-one (2:1) forward split of Bennion Corporation's common stock to be effective at the close of business on December 31, 2001. The shareholders of a majority of the issued and outstanding common stock approved the forward split by written consent. This action by the Board will increase the issued and outstanding shares from 17,000,000 to 34,000,000.



                            SIGNATURES

     In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, who is duly authorized.



Bennion Corporation




     /s/ Jeanne Ball
By: ___________________________________
    Jeanne Ball, President and Director



















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